EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 3rd day of June, 2002, by and among GENERATIONS BANK (Proposed) (the "Bank"), a proposed state bank; GENERATIONS BANCSHARES, INC., a bank holding company incorporated under the laws of the State of Georgia (the "Company") (collectively, the Bank and the Company are referred to hereinafter as the "Employer"), and DAVID K. GEORGE, a resident of the State of Georgia (the "Executive").

                                    RECITALS:

The Employer desires to employ the Executive as President of the Bank and the Company and Senior Loan Officer of the Bank and the Executive desires to accept such employment.


In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.   DEFINITIONS.  Whenever used in this Agreement, the following terms and
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their variant forms shall have the meaning set forth below:

     1.1  "AGREEMENT"  shall mean this Agreement and any exhibits incorporated
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herein together with any amendments hereto made in the manner described in this
Agreement.

     1.2  "AFFILIATE" shall mean any business entity which controls the
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Company,  is  controlled  by  or  is  under  common  control  with  the Company.

     1.3  "AREA" shall mean the geographic area within the boundaries of
           ----
Union and Towns Counties in the State of Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs services on behalf of the Employer under this Agreement as of the Effective Date.

     1.4  "BUSINESS OF THE EMPLOYER" shall mean the business conducted by the
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Employer,  which  is  the  business  of  commercial  banking.

     1.5  "CAUSE" shall mean:
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          1.5.1     With  respect  to  termination  by  the  Employer:

               (a) A material breach of the terms of this Agreement by the Executive, including, without limitation, failure by the Executive to perform his duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the


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          delivery of written notice of such breach to the Executive by
          Employer. Such notice shall (i) specifically identify the duties that the Board of Directors of either the Company or the Bank believes the Executive has failed to perform, (ii) state the facts upon which such Board of Directors made such determination, and (iii) be approved by a resolution passed by two-thirds (2/3) of the directors then in office;

               (b) Conduct by the Executive that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

               (c) Arrest for, charged in relation to (by criminal information, indictment or otherwise), or conviction of the Executive during the Term of this Agreement of a crime involving breach of trust or moral turpitude;

               (d) Conduct by the Executive that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

               (e) Conduct by the Executive that results in removal from his position as an officer or executive of Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over Employer.

          1.5.2 With respect to termination by the Executive, a material diminution in the powers, responsibilities or duties of the Executive hereunder or a material breach of the terms of this Agreement by Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to Employer by the Executive.

     1.6  "CHANGE OF CONTROL" means any one of the following events:
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               (a)  the acquisition by any person or persons acting in
          concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote thirty-five percent (35%) or more of any class of voting securities of either the Bank or the Company, as the case may be;

               (b) within any twelve-month period (beginning on or after the Beginning Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Beginning Date shall be deemed to be an Incumbent Director if that director were elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;


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               (c)  a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

               (d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

     1.7  "COMPANY  INFORMATION"  means  Confidential  Information  and  Trade
           -------------------
Secrets.

     1.8  "CONFIDENTIAL INFORMATION" means data and information relating to
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the business of the Bank or the Company (which does not rise to the status of a
Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

     1.9  "DISABILITY" shall mean the inability of the Executive to perform
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each of his material duties under this Agreement for the duration of the short-term disability period under the Employer's policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

     1.10 "EFFECTIVE DATE" shall mean the date the Bank opens for business.
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     1.11 "TERM" shall mean that period of time commencing on the date the
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Bank receives initial approval from banking regulators (the "Beginning Date")
and running until (a) the close of business on the last business day immediately preceding the third anniversary of the thirtieth (30th) day following the date any notice of non-renewal of the Agreement is received or (b) any earlier termination of employment of the Executive under this Agreement as provided for in Section 3.

     1.12 "TRADE SECRETS" means Employer information including, but not
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limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

          (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and


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          (b)  is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.   DUTIES.
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     2.1  POSITION. The Executive is employed as President of the Bank and
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the Company and Senior Loan Officer of the Bank, subject to the direction of the
Board of Directors of the Bank or the Company or its designee(s), shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Bank or the Company in connection with the conduct of its business. The duties and responsibilities of the Executive are set forth on Exhibit A attached hereto.
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     2.2  FULL-TIME STATUS. In addition to the duties and responsibilities
          -----------------
specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive shall:

          (a) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

          (b) diligently follow and implement all reasonable and lawful management policies and decisions communicated to him by the Board of Directors of either the Bank or the Company; and

          (c) timely prepare and forward to the Board of Directors of either the Bank or the Company all reports and accountings as may be requested of the Executive.

     2.3  PERMITTED ACTIVITIES. The Executive shall devote his entire
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business time, attention and energies to the Business of the Employer and shall not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from:

          (a) investing his personal assets in businesses which (subject to clause (b) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Executive in their operation or affairs and in which his participation is solely that of an investor;

          (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer; and

          (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as the Board of


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     Directors of either the Bank or the Company approves of such activities prior to the Executive's engaging in them.

3.   TERM AND TERMINATION.
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     3.1  TERM. This Agreement shall remain in effect for the Term.
          ----
While this Agreement remains in effect, it shall automatically renew each day after the Beginning Date such that the Term remains a three-year term from day-to-day hereafter unless any party gives written notice to the others of its intent that the automatic renewals shall cease. In the event such notice of non-extension is properly given, this Agreement and the Term shall expire on the third anniversary of the thirtieth (30th) day following the date such written notice is received.

     3.2  TERMINATION. During the Term, the employment of the Executive
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under  this  Agreement  may  be  terminated  only  as  follows:

          3.2.1     By  the  Employer:

               (a) In the event that the Bank fails to receive its regulatory charter, or the Company fails to raise the necessary capital required to open the Bank, and should the Company's or the Bank's Board of Directors decide to forgo future efforts to open the Bank, in which event the Employer shall be required to continue to meet its obligation to the Executive under Section 4.1 for six (6) months;

               (b) For Cause, upon written notice to the Executive pursuant to Section 1.5.1 hereof, where the notice has been approved by a resolution passed by two-thirds of the directors of either the Bank or the Company then in office;

               (c) Without Cause at any time, provided that the Company or the Bank shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Executive under
          Section 4.1 for a period equal to twelve (12) months; or

               (d) Upon the Disability of the Executive at any time, provided that the Employer shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event, the Employer shall be required to continue to meet its obligations under
          Section 4.1 for six (6) months following the termination or until the Executive begins receiving payments under the Company's long-term disability policy, whichever occurs first.


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          3.2.2     By  the  Executive:

               (a) For Cause, in which event the Employer shall be required to continue to meet its obligations under Section 4.1 for a period equal to twelve (12) months following the termination; or

               (b) Without Cause or upon the Disability of the Executive, provided that the Executive shall give the Employer sixty (60) days' prior written notice of his intent to terminate.

          3.2.3     At  any  time upon mutual, written agreement of the parties.

          3.2.4 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Executive's death.

     3.3  CHANGE OF CONTROL. If the Executive terminates his employment with
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the Employer under this Agreement for any reason within six (6) months following a Change of Control, the Executive, or in the event of his subsequent death, his designated beneficiaries or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a severance payment equal to two (2) times the Executive's then current Base Salary to be paid in full on the last day of the month following the date of termination. In no event shall the payment(s) described in this Section 3.3 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the "Code"). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Code) of both the severance payment and all other payments to the Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Bank or the Company or in the ownership of a substantial portion of the assets of the Bank or the Company (the "Aggregate Severance") would result in a "parachute payment," as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Executive's "base amount" for the "base period," as those terms are defined under Section 280G. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3.3, the Executive shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Notwithstanding any provision in this Agreement, if the Executive may exercise his right to terminate employment under this Section 3.3 or under Section 3.2.2(a), the Executive may choose which provision shall be applicable.

     3.4  EFFECT OF TERMINATION. Upon termination of the Executive's
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employment hereunder for any reason, the Employer shall have no further obligations to the Executive or the Executive's estate with respect to this Agreement, except for the payment of salary and bonus amounts, if any, accrued pursuant to Sections 4.1 and 4.2 hereof and unpaid as of the effective date of the termination of employment and payments set forth in Sections 3.2.1(a), (c) or (d); Section 3.2.2(a); and/or Section 3.3 as applicable. Nothing contained herein shall limit or impinge upon any other rights or remedies of the Employer or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.


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4.   COMPENSATION. The Executive shall receive the following salary and
     ------------
benefits  during  the  Term,  except  as  otherwise  provided  below:

     4.1  BASE SALARY. Initially, the Executive shall be compensated at a
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base rate of $100,000 per year (the "Base Salary"). The obligation for payment of Base Salary shall be apportioned between the Company and the Bank as they may agree from time to time in their sole discretion. The Executive's Base Salary shall be reviewed by the Board of Directors of the Bank and the Company at least annually, and the Executive shall be entitled to receive annual increases in such amount, if any, as may be determined by the Board of Directors of the Bank or the Company based on its evaluation of Executive's performance. Base Salary shall be payable in accordance with the Employer's normal payroll practices.

     4.2  INCENTIVE COMPENSATION. Initially, the Executive shall be
          ----------------------
eligible for an annual bonus, if any, as determined by the Board of Directors of the Company or the Bank pursuant to any incentive compensation program as may be adopted from time to time by the Company or the Bank. Commencing with the first fiscal month in which the Bank attains pretax profits, as determined by the Board of Directors of the Company or the Bank, the Executive shall be eligible for an annual bonus in an amount equal to ten percent (10%) of the Executive's Base Salary. At such time as the Bank attains cumulative profitability, as determined by the Board of Directors of the Company or the Bank, the Executive shall be eligible for an annual bonus in an amount equal to fifteen percent (15%) of the Executive's Base Salary. Notwithstanding the foregoing, the Executive shall only receive a bonus if the Bank has a CAMELS rating of 1 or 2 for the year in which the bonus will be paid and the overall financial condition of the Bank, including its asset quality, will not be adversely affected by payment of such bonus.

     4.3  STOCK OPTIONS. As of the Effective Date, the Company will have
          -------------
established a stock incentive plan and will grant to the Executive pursuant to such stock incentive plan an incentive stock option to purchase a number of shares of the Company's common stock equal to two and one-half percent (2 %) of the number of shares sold in the Company's initial offering of shares at an exercise price equal to the price at which such stock was offered and sold in the initial offering. The option generally will become vested and exercisable in one-third increments, commencing on the first anniversary of the option grant date and continuing for the next two (2) successive anniversaries until the option is fully vested and exercisable. Upon a Change of Control, the option will become fully vested and exercisable, subject to restrictions as may be imposed by the Bank's primary regulator. The option shall expire generally upon the earliest of (i) three (3) months following the Executive's termination of employment; (ii) one (1) year following the Executive's termination of employment due to death or disability; or (iii) the tenth anniversary of the option grant date. The option will be issued by the Employer pursuant to the Company's stock incentive plan and subject to the terms of a related stock option agreement.

     4.4  HEALTH INSURANCE. The Employer shall reimburse the Executive for
          ----------------
one-half ( ) of the cost of premium payments paid by the Executive for the Executive's current health insurance covering the Executive and the members of his immediate family until the first to occur of the following:


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               (a)  such time as the Company adopts a health insurance plan for employees of the Company and/or the Bank;

               (b) the Company and the Bank abandon their organizational efforts; or

               (c)  twelve (12) months after the Beginning Date.

     4.5  AUTOMOBILE. Beginning as of the Effective Date, the Employer will
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provide Executive with an automobile with a value not to exceed $35,000 or a monthly automobile lease payment not to exceed $650. The Employer will pay the expenses associated with operating and maintaining the vehicle, including, without limitation, maintenance expenses, insurance premiums and fuel costs. The Employer agrees to replace the automobile with a current year model not less than every three (3) years or after 60,000 miles if it occurs first. Not less frequently than once annually, the Executive will make a good faith allocation between business and personal use of such vehicle as required by Internal Revenue Service guidelines.

     4.6  BUSINESS EXPENSES; MEMBERSHIPS. The Employer specifically agrees
          --------------------------------
to  reimburse  the  Executive  for:

          (a) reasonable and necessary business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved by the Board of Directors of either the Bank or the Company; and

          (b) beginning as of the Effective Date, the dues and business related expenditures, including initiation fees, associated with membership in a single country club and a single civic association both as selected by the Executive and in professional associations which are commensurate with his position;

     provided, however, that the Executive shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.7  VACATION. On a non-cumulative basis, the Executive shall initially
          --------
be entitled to two (2) weeks of vacation in each successive twelve-month period during the Term. At such time as the Bank attains cumulative profitability, as determined by the Board of Directors of the Company and the Bank, the Executive shall be entitled to three (3) weeks of vacation in each successive twelve-month period thereafter during the Term. During all vacations, Executive's compensation shall be paid in full.

     4.8  LIFE INSURANCE. Beginning as of the Effective Date, the Employer
          --------------
will provide the Executive with term life insurance coverage similar to term life insurance coverage as may be available to other executives of the Bank similarly situated to the Executive. Any death benefit offered under such coverage shall be payable to such beneficiary or beneficiaries as the Executive may designate.


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     4.9  BENEFITS. In addition to the benefits specifically described in
          --------
this Agreement, the Executive shall be entitled to such benefits as may be available from time to time to executives of the Company and the Bank similarly situated to the Executive. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Employer deems appropriate.

     4.10 WITHHOLDING. The Employer may deduct from each payment of
          -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5.   COMPANY INFORMATION.
     --------------------

     5.1  OWNERSHIP OF COMPANY INFORMATION. All Company Information
          --------------------------------
received or developed by the Executive while employed by the Employer will remain the sole and exclusive property of the Employer.

     5.2  OBLIGATIONS OF THE EXECUTIVE. The Executive agrees:
          ----------------------------

          (a)  to hold Company Information in strictest confidence;

          (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments of Company Information; and

          (c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

In the event that the Executive is required by law to disclose any Company Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Executive becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of twelve (12) months following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

     5.3  DELIVERY UPON REQUEST OR TERMINATION. Upon request by the
          ------------------------------------
Employer, and in any event upon termination of his employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Company Information then in his possession or control.

6.   NON-COMPETITION. The Executive agrees that during his employment by the
     ---------------
Employer  hereunder  and,  in  the  event  of  his  termination:


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     -    by the Employer for Cause or without Cause pursuant to either Section
          3.2.1(b) and (c),
     -    by the Executive without Cause pursuant to Section 3.2.2(b), or
     -    by the Executive in connection with a Change of Control pursuant to
          Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer (including as an organizer or proposed executive officer of a new financial institution), engage in any business which is the same as or essentially the same as the Business of the Employer.

7.   NON-SOLICITATION OF CUSTOMERS. The Executive agrees that during his
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employment  by  the  Employer  hereunder  and,  in the event of his termination:

     - by the Employer for Cause or without Cause pursuant to either Section 3.2.1(b) and (c),
     -    by the Executive without Cause pursuant to Section 3.2.2(b), or
     -    by the Executive in connection with a Change of Control pursuant to
          Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer's customers, including actively sought prospective customers, with whom the Executive has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with the Business of the Employer.

8.   NON-SOLICITATION OF EMPLOYEES. The Executive agrees that during his
     -----------------------------
employment  by  the  Employer  hereunder  and,  in the event of his termination:

     - by the Employer for Cause or without Cause pursuant to either Section 3.2.1(b) and (c),
     -    by the Executive without Cause pursuant to Section 3.2.2(b), or
     -    by the Executive in connection with a Change of Control pursuant to
          Section 3.3,

for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, any employee of the Employer or its Affiliates to another person or entity providing products or services that are competitive with the Business of the Employer, whether or not:

     - such employee is a full-time employee or a temporary employee of the Employer or its Affiliates,
     -    such employment is pursuant to written agreement, and
     -    such employment is for a determined period or is at will.

9.   REMEDIES. The Executive agrees that the covenants contained in Sections
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5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and


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necessary to protect the business, interests and properties of the Employer, and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, shall be cumulative.

10.  SEVERABILITY. The parties agree that each of the provisions included in
     ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.  NO SET-OFF BY THE EXECUTIVE. The existence of any claim, demand, action
     ---------------------------
or cause of action by the Executive against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12.  NOTICE. All notices and other communications required or permitted
     ------
under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Company, to it at:

               Generations Bancshares, Inc.
               199 D Highway 515
               Blairsville, Georgia 30512

         (ii)  If to the Bank, to it at:

               Generations Bank
               199 D Highway 515
               Blairsville, Georgia 30512


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        (iii)  If to the Executive, to him at:

               David K. George
               2453 Walls Mountain
               Hiawassee, Georgia 30546

13.  ASSIGNMENT. Neither party hereto may assign or delegate this Agreement
     ----------
or any of its rights and obligations hereunder without the written consent of the other party to this Agreement.

14.  WAIVER. A waiver by one party to this Agreement of any breach of this
     ------
Agreement by the other party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.  ARBITRATION. Any controversy or claim arising out of or relating to
     -----------
this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of Georgia or the federal court for the Northern District of Georgia. The Employer and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings. EXECUTIVE MUST INITIAL HERE: /s/ DKG.
                --------

16.  ATTORNEYS' FEES. In the event that the parties have complied with this
     ----------------
Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17.  APPLICABLE LAW. This Agreement shall be construed and enforced under
     ---------------
and  in  accordance  with  the  laws  of  the  State  of  Georgia.

18.  INTERPRETATION. Words importing any gender include all genders. Words
     --------------
importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.  CANCELLATION OF PRIOR EMPLOYMENT AGREEMENT. With the execution of
     ------------------------------------------
this Agreement, the employment agreement entered into between the parties on October 15, 2001 shall be null and void. The parties intend for this Agreement to supersede the employment agreement entered into on October 15, 2001, and by executing this Agreement, the parties hereby acknowledge that no rights or obligations pursuant to the October 15, 2001 employment agreement survive from that contract.

20.  ENTIRE AGREEMENT. This Agreement embodies the entire and final
     ----------------
agreement of the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

21.  RIGHTS OF THIRD PARTIES. Nothing herein expressed is intended to or
    ------------------------
shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

22.  SURVIVAL. The obligations of the Executive pursuant to Sections 5, 6,
     --------
7, 8 and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective sections.

23.  JOINT AND SEVERAL. The obligations of the Bank and the Company to
     -----------------
Executive  hereunder  shall  be  joint  and  several.

     IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.

                              THE  BANK:

                              GENERATIONS  BANK  (PROPOSED)

                              By:  /s/  John  Mark  Turner
                                  -----------------------------------
                              Print  Name:  John  Mark  Turner
                                          ---------------------------
                              Title:  Chairman,  Personnel  Committee
                                    ---------------------------------


                              THE  COMPANY:

                              GENERATIONS  BANCSHARES,  INC.

                              By:  /s/  John  Mark  Turner
                                 ------------------------------------
                              Print  Name:  John  Mark  Turner
                              ---------------------------------------
                              Title: Chairman, Personnel Committee
                                    ---------------------------------


                              THE EXECUTIVE:



                               /s/  John D. Carini
                              ----------------------

                                    Exhibit A
                                    ---------

                         Initial Duties of the Executive
                         -------------------------------


                          PRESIDENT/SENIOR LOAN OFFICER

                                 JOB DESCRIPTION



FUNCTION             FUNCTION RESPONSIBILITIES

President            Operates under the supervision of the Board of
                     Directors of the Company and the Bank.

                     Assists in the preparation and implementation of strategic plans and budgets.

                     Participates on the Executive Committee, Directors Loan Committee and the Asset Liability Committee.

                     Serves as an inside director on the Board of Directors of the Company and the Bank.

                     Participates in business development. Serves as primary loan and account officer for key customers and prospects.

Senior Loan Officer  Provides seasoned credit judgment
                     personally and through the efforts of other lenders to insure a high quality loan portfolio with high profitability at a reasonable risk.

                     Makes recommendations for lending policies and procedures that are consistent with overall Bank policies, and within risk tolerance. Supervises, directs, and manages the activities of the lending staff. Prepares lending activity reports for the Bank to be reviewed by the Directors Loan Committee. Presents loans exceeding departmental lending limits to the Directors Loan Committee.

                     Reviews loans developed and disbursed by subordinate loan officers for compliance with lending policies, lending objectives, and regulatory compliance. Approves or rejects loans exceeding the credit authority of the loan officer handling the account, within loan policy. Assures that the loan portfolio is protected from adverse risk (cost effectively) through Credit Life Insurance, Accident and Disability Insurance, and Vendor Single Interest


                            Exhibit A - Page 1 of 2

                     Insurance programs. Assures that the loan portfolio is In compliance with all Regulatory Agency directives and that reporting to Regulatory agencies is correct by assisting the Chief Executive Officer.

                     Develops strategic plans for the lending function through analysis of employee strengths and weaknesses in order to accomplish management objectives. Sets an example for employees of the Bank as a part of the senior management team.

                     Primarily accountable to the Chief Executive Officer of the Bank for the profitability and proper conduct of the lending function of the Bank. Also responsible for correct reporting of the loan portfolio.

                     Responsible for overseeing the training of all lending personnel through various mediums such as lending schools, seminars, etc.

                     Responsible for year end performance reviews of all lending personnel.


                            Exhibit A - Page 2 of 2